EXHIBIT 99

FOR IMMEDIATE RELEASE

NEWS RELEASE
Triad Guaranty Inc.
Nasdaq Symbol: TGIC
www.triadguaranty.com


Contact: Ron Kessinger
         Executive Vice President, Chief Financial Officer
         800-451-4872 ext.1104
         rkessinger@tgic.com


                           TRIAD GUARANTY INC. REPORTS
                 THIRD QUARTER 2003 NET INCOME OF $12.5 MILLION


WINSTON-SALEM, N.C., October 29, 2003 -- Triad Guaranty Inc. (Nasdaq: TGIC) today reported third quarter 2003 net income of $12.5 million compared to $11.8 million in the third quarter of 2002, an increase of 7 percent. Diluted earnings per share for the third quarter of 2003 totaled $0.86 compared to $0.82 in the third quarter of 2002. Included in net income in the third quarter of 2003 were net realized investment gains of $763 thousand. Net income in the third quarter of 2002 included $446 thousand of net realized investment losses.

Net income for the first nine months of 2003 was $37.5 million compared to $33.1 million in the same period last year, an increase of 13 percent. For the first nine months of 2003, diluted earnings per share were $2.59 compared to $2.31 for the same period last year. Included in net income for the first nine months of 2003 were $1.5 million of net realized investment gains. Net income for the first nine months of 2002 included $2.7 million of net realized investment losses.

Darryl W. Thompson, President and Chief Executive Officer, said, "Our third quarter results reflect strong production and insurance in force growth despite the challenging environment in the mortgage insurance industry. Our insurance written for the quarter totaled a record $6.7 billion, an increase of 92 percent over production levels last year. Our insurance in force grew by 17 percent over the past twelve months. The continued low interest rate environment and the resulting high run off of our insurance in force continues to put pressure on our earned premium and our expenses through the accelerated amortization of our deferred acquisition costs. We are encouraged, however, by the strength of our core results and the success of our strategic initiatives to expand our relationships and market penetration with selected national lenders."

Insurance in force reached $29.3 billion at September 30, 2003 compared to $25.4 billion at December 31, 2002 and $25.0 billion at September 30, 2002, an increase of 17 percent over the past twelve months. Insurance written on flow business in the third quarter of 2003 totaled $5.0 billion, up 68 percent from $3.0 billion in the third quarter of 2002. Insurance written attributable to structured bulk transactions totaled $1.6 billion in the third quarter of 2003 compared to $478 million in the third quarter of 2002. Total insurance written for the third quarter of 2003 was $6.7 billion, up 92 percent from $3.5 billion in the third quarter of 2002.

Refinance business accounted for 52.3 percent of flow insurance written for the third quarter of 2003 compared to 31.2 percent for the same period of 2002. Persistency, or the percentage of insurance remaining in force compared to one year prior, was 49.0 percent at September 30, 2003 compared to 60.9 percent at December 31, 2002 and 61.3 percent at September 30, 2002.

The Company's expense ratio was 32.7 percent in the third quarter of 2003 compared to 31.7 percent in the third quarter of 2002. The loss ratio was 20.0 percent for the third quarter of 2003 compared to 16.1 percent for the third quarter of 2002 and 13.4 percent for all of 2002. The Company's ratio of delinquent loans to total certificates in force was 1.67 percent at September 30, 2003, 1.63 percent at June 30, 2003, 1.25 percent at December 31, 2002, and
1.05 percent at September 30, 2002. The loss results were impacted by increases in paid losses to $4.9 million for the third quarter 2003 compared to $3.0 million in the same period a year ago and by the increase in the Company's delinquencies.

According to Thompson, "While other operating expenses declined slightly from the quarterly levels reported a year ago, the increase in the expense ratio was driven by the impact of historically low persistency. This current unprecedented low persistency environment significantly impacts both our earned premium stream and accelerates the amortization of our deferred acquisition cost asset. The impact of this poor persistency on both our premium stream and expenses is reflected in both our loss and expense ratios. While we cannot control the persistency environment and uncertainty continues to exist within the economy, we are encouraged, as we move into 2004, by the outlook for improved persistency and the potential positives to premium growth and a movement toward a more normal acquisition costs amortization pattern. We are similarly encouraged by our core results this quarter as demonstrated by the sequential quarter to quarter growth in our earned premiums and the fact that our loss development continues to meet our expectations."


Triad Guaranty Inc.'s wholly owned subsidiary, Triad Guaranty Insurance Corporation, is a nationwide mortgage insurer providing mortgage insurance (MI) to residential mortgage lenders. Private MI makes homeownership available to borrowers with equity of less than 20%, facilitates the sale of mortgage loans in the secondary market and protects lenders from default-related expenses. For more information about Triad Guaranty Insurance Corporation, visit the company's web site at www.triadguaranty.com.

This document contains forward-looking statements which involve various risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Attention is directed to the discussion of risks and uncertainties as part of the Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 contained in the Company's most recent annual report, Form 10-K and other reports filed with the Securities and Exchange Commission.

                                     - ### -
  (Relevant Triad Guaranty Inc. financial statistics follow this news release.)

                               Triad Guaranty Inc.
              Selected Consolidated Financial and Statistical Data
                                   (Unaudited)

                                                               Three Months Ended            Nine Months Ended
                                                                  September 30,                 September 30,
                                                               2003           2002            2003         2002
                                                               ----           ----            ----          ----
INCOME STATEMENT DATA (for period ended):                      (Dollars in thousands except per share amounts)
Premiums written:
       Direct                                                $ 40,448       $ 33,199        $112,352     $ 90,821
       Assumed                                                      -              1               2            3
       Ceded                                                   (7,329)        (4,919)        (19,715)     (12,761)
                                                             --------       --------        --------     --------
           Net premiums written                              $ 33,119       $ 28,281        $ 92,639     $ 78,063
                                                             ========       ========        ========     ========
     Earned premiums                                         $ 30,323       $ 27,351        $ 86,721     $ 77,385
     Net investment income                                      4,229          4,156          12,895       11,873
     Realized investment gains (losses)                           763           (446)          1,528       (2,674)
     Other income                                                   4             15              20           57
                                                             --------       --------        --------     --------
       Total revenues                                          35,319         31,076         101,164       86,641
     Net losses and loss adjustment expenses                    6,053          4,392          16,698        9,787
     Interest expense on debt                                     693            693           2,079        2,078
     Amortization of deferred policy acquisition costs          5,315          3,377          12,757        9,423
     Other operating expenses - net                             5,528          5,587          16,537       17,420
                                                             --------       --------        --------     --------
     Income before income taxes                                17,730         17,027          53,093       47,933
     Income taxes                                               5,183          5,262          15,563       14,840
                                                             --------       --------        --------     --------
     Net income                                              $ 12,547       $ 11,765        $ 37,530     $ 33,093
                                                             ========       ========        ========     ========
     Basic earnings per share                                $   0.87       $   0.83        $   2.63     $   2.36
     Diluted earnings per share                              $   0.86       $   0.82        $   2.59     $   2.31
Weighted average common and common
   stock equivalents outstanding (in thousands)
       Basic                                                   14,353         14,139          14,285       14,031
       Diluted                                                 14,559         14,374          14,470       14,322

GAAP OPERATING RATIOS:
     Loss ratio                                                 20.0%          16.1%           19.3%        12.6%
     Expense ratio                                              32.7%          31.7%           31.6%        34.4%
     Combined ratio                                             52.7%          47.8%           50.9%        47.0%

OTHER OPERATING INFORMATION ($ millions)
          Total insurance written                            $  6,652       $  3,466        $ 15,271     $  9,684
           - Flow                                            $  5,028       $  2,988        $ 13,326     $  8,440
           - Bulk                                            $  1,624       $    478        $  1,945     $  1,244
     New risk written                                        $  1,305       $    809        $  3,267     $  2,178
     Product mix as a % of flow insurance written:
          95% LTV's                                             42.3%          46.5%           40.0%        43.8%
          ARMs                                                  18.3%          18.4%           15.8%        15.1%
          Monthly premium                                       75.8%          82.0%           74.4%        80.3%
          Annual premium                                        23.7%          17.5%           25.1%        19.2%
          Refinances                                            52.3%          31.2%           54.6%        37.0%

Note: The Company periodically enters into structured transactions involving loans that have insurance effective dates within the current reporting period but for which detailed loan information regarding the insured loans is not provided until later. When this occurs, the Company accrues due premium in the reporting period based on each loan's insurance effective date; however, the loans are not reflected in the Company's inforce and related data totals until the loan level detail is reported to the Company. At September 30, 2003, the Company had approximately $1.2 billion of structured transactions with effective dates within the third quarter for which loan level detail had not been received and therefore are not included in inforce and related data totals herein.

                     Triad Guaranty Inc.
                 Other Financial Information
                         (Unaudited)

                                                             September 30,     December 31   September 30,
                                                                 2003             2002           2002
                                                                 ----             ----           ----
BALANCE SHEET DATA (at period end):
                                                          (Dollars in thousands except per share amounts)
Assets:
     Cash and invested assets                                   $389,988         $344,814       $333,950
     Deferred policy acquisition costs                            29,864           28,997         29,233
     Prepaid federal income tax                                   92,691           77,786         73,526
     Other assets                                                 37,224           31,289         31,228
                                                                --------         --------       --------
          Total assets                                          $549,767         $482,886       $467,937
                                                                ========         ========       ========
Liabilities:
     Losses and loss adjustment expenses                        $ 25,522         $ 21,360       $ 20,108
     Unearned premiums                                            14,516            8,539          8,374
     Deferred income tax                                         108,154           94,241         90,386
     Long-term debt                                               34,484           34,479         34,478
     Other liabilities                                            11,951           14,860         14,880
                                                                --------         --------       --------
         Total liabilities                                       194,627          173,479        168,226
     Total stockholders' equity                                  355,140          309,407        299,711
                                                                --------         --------       --------
Total liabilities and stockholders' equity                      $549,767         $482,886       $467,937
                                                                ========         ========       ========
Stockholders' equity per share:
     Including unrealized gains or losses on investments        $  24.61         $  21.85       $  21.19
     Excluding unrealized gains or losses on investments        $  23.89         $  21.24       $  20.38

Common shares outstanding                                     14,430,395       14,159,601     14,143,336

OTHER STATISTICAL INFORMATION ($ in millions):
Direct insurance in force                                       $ 29,291         $ 25,379       $ 25,009
Direct risk in force (gross)                                    $  6,610         $  5,791       $  5,590
Net risk in force                                               $  6,210         $  5,534       $  5,371
Risk-to-capital ratio                                             15.1:1           15.5:1         15.8:1
Number of insured loans                                          221,053          190,480        186,762
Persistency                                                        49.0%            60.9%          61.3%
Quarterly persistency run rate                                     19.3%            32.1%          57.9%
Quarterly net paid claims and LAE ($ thousands)                 $  4,933         $  3,025       $  3,021
Total delinquent loans                                             3,700            2,379          1,956
     - Flow business                                               2,675            2,120          1,741
     - Bulk business                                               1,025              259            215
Total delinquency rate                                             1.67%            1.25%          1.05%
     - Flow business                                               1.35%            1.23%          1.05%
     - Bulk business                                               4.52%            1.38%          1.01%
Inforce by credit score
      Under 575                                                     1.2%             0.9%            -
      575 - 619                                                     4.8%             4.8%            -
      620 and above                                                94.0%            94.3%            -